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                                                                    EXHIBIT 23.5


               [LETTERHEAD OF MORRIS, NICHOLS, ARSHT & TUNNELL]


                                 May 27, 1997



Muldoon, Murphy & Faucette
5101 Wisconsin Avenue, N.W.
Washington, DC 20016

Ladies and Gentlemen:

     We hereby consent to the filing of our opinion to you concerning certain matters of Delaware law in connection with the public offering and the exchange share offering (together, the "Offerings") by Life Financial Corp., a Delaware corporation (the "Company"), of shares of its common stock, par value $.01 per share, in draft or final form, as an exhibit to the Registration Statements on Form S-1 and Form S-4 filed with the Securities and Exchange Commission by the Company in connection with the Offerings, and all amendments thereto, and to the reference to this firm in the "Legal Matters" section of the Prospectuses relating to the Offerings.

                                       Very truly yours,



                                       /s/ MORRIS, NICHOLS, ARSHT & TUNNELL
                                       ------------------------------------
                                           Morris, Nichols, Arsht & Tunnell